[BROKER]

RECEIPT OF CONDOMINIUM INFORMATION STATEMENT

44 EAST AVE

DOWNTOWN LAKEFRONT LIVING

****

(A) **PURCHASER RECEIVED A CONDOMINIUM INFORMATION STATEMENT FROM THE SELLER BEFORE PURCHASER SIGNED THE AGREEMENT OF SALE AND PURCHASE ATTACHED HERETO.**

(B) **PURCHASER ACKNOWLEDGES SELLER'S RECOMMENDATION THAT PURCHASER READ THE CONDOMINIUM INFORMATION STATEMENT BEFORE SIGNING THE AGREEMENT OF SALE AND PURCHASE ATTACHED HERETO.**

(C) **HAVING RECEIVED THE CONDOMINIUM INFORMATION STATEMENT PRIOR TO SIGNING THE AGREEMENT OF SALE AND PURCHASE ATTACHED HERETO, PURCHASER DOES NOT HAVE A RIGHT OF RESCISSION PURSUANT TO SECTION 82.156(B) OF THE TEXAS UNIFORM CONDOMINIUM ACT.**

PURCHASER:

DocuSigned by:

Signed:____
Printed Name: Compound 44 East, LLC
Date Signed: 1/7/2020

Signed:____
Printed Name:____________________________________
Date Signed:_____________________________________

[BROKER]

44 EAST AVE CONDOMINIUMS
AGREEMENT OF SALE AND PURCHASE: BASIC TERMS

Seller:	**44 EAST AVENUE DEVELOPMENT LLC**, a Delaware limited liability company 401 W 3rd St Austin, TX 78701
Listing Broker*:	Urbanspace® Attn: Kevin Burns Sales Agent: Kevin Burns 801 West 5th Street, Suite 100 Austin, Texas 78703 PH: (512) 457-8884 *The Listing Broker represents Seller only. The Listing Broker does not represent Purchaser.
Purchaser 1:	Compound 44 East, LLC Address: 20 Clinton St. New York NY 10002 Ph: 917 902 9042 Email: manish@getcompound.com
Purchaser 2:	 Address: Ph: Email:
Cooperating Broker: **(if applicable)**	Agent: Kathryn Scarborough Brokerage: Engel & Volkers Austin Broker License Number: 440298/ 483433 Address: 3700 Bee Caves Road Suite 102 Austin Texas 78746 Ph: 5129701355 Office: 5123283939 Email: Kathryn.scarborough@evusa.com
Unit:	Unit 2211 in 44 East Ave Condominiums, as more particularly described in ***Section 1.04*** below, referred to herein as the "**Unit**".
Title Company:	Heritage Title Company of Austin, Inc. 401 Congress Avenue, Suite 1500 Austin, Texas 78701 Attn: Mindy Hallford or Amanda Mote Ph: 512-505-5000 email address: condoteam@heritage-title.com
PURCHASE PRICE:	Base Price: $ 570,750 Plus Upgrade Payment (***See Section 3.03***) Equals Purchase Price
Earnest Money *(See Section 2.02)*:	**Initial Earnest Money: $** 10,000 due on the Effective Date of this Agreement **Second Earnest Money: $** 18,537 due within thirty (30) days of the Effective Date of this Agreement **Third Earnest Money: $** 57,075 due on or before March 15, 2020
Method of Purchase	☐ Cash ☒ Financing

PURCHASER: ML
SELLER: BS

(check one):	
Parking Space(s) Number Assigned to Unit:	502 *(See Section 1.03)*
Effective Date:	1/13/2020 *(To be filled in with date last party signs)*
Use of Unit (check one):	☐ owner occupied ☒ investment

PURCHASER: ML
SELLER: BS

RESOLUTION OF DISPUTES

PURCHASER ACKNOWLEDGES AND AGREES THAT A CLAIM, FOR THE PURPOSE OF THIS PARAGRAPH, INCLUDES: (1) CLAIMS RELATED TO THE RIGHTS AND/OR DUTIES OF DECLARANT OR THE ASSOCIATION UNDER THE DOCUMENTS OR THE ACT; (2) CLAIMS RELATING TO THE ACTS OR OMISSIONS OF DECLARANT OR THE BOARD DURING ITS CONTROL AND ADMINISTRATION OF THE ASSOCIATION AND/OR REGIME, ANY CLAIM ASSERTED AGAINST THE ARCHITECTURAL REVIEWER, AND ANY CLAIMS ASSERTED AGAINST THE BOARD OR A PERSON SERVING AS A BOARD MEMBER OR OFFICER OF THE ASSOCIATION OR THE ARCHITECTURAL REVIEWER; (3) CLAIMS RELATING TO THE DESIGN OR CONSTRUCTION OF THE UNITS, COMMON ELEMENTS OR ANY IMPROVEMENT LOCATED WITHIN, SERVING OR FORMING A PART OF THE REGIME ESTABLISHED BY THE DECLARATION; AND (4) CLAIMS RELATING TO ANY REPAIR OR ALTERATION OF THE UNITS, COMMON ELEMENTS OR ANY IMPROVEMENT LOCATED WITHIN, SERVING OR FORMING A PART OF THE REGIME, INCLUDING CLAIMS RELATED TO AN ALLEGED FAILURE TO PERFORM REPAIRS OR FOR A BREACH OF WARRANTY. ANY CLAIM MUST BE RESOLVED IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROCEDURES SET FORTH IN THE DECLARATION. PURCHASER UNDERSTANDS AND AGREES THAT SUCH DISPUTE RESOLUTION PROCEDURES ARE A MATERIAL INDUCEMENT TO SELLER'S ENTERING INTO THIS AGREEMENT AND WITHOUT SUCH AGREEMENT, SELLER WOULD NOT HAVE ENTERED INTO AN AGREEMENT TO SELL THE UNIT AT THE PURCHASE PRICE STATED HEREIN. THE DISPUTE RESOLUTION PROCEDURES IN THE DECLARATION REQUIRE BINDING ARBITRATION AND FURTHER REQUIRE THAT CERTAIN STEPS BE TAKEN AS A PRECONDITION TO INSTITUTING BINDING ARBITRATION TO RESOLVE THE CLAIM. THIS PROVISION SHALL SURVIVE THE CLOSING OF THIS TRANSACTION.

PURCHASER: ML

SELLER: BS

[BROKER]

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

NOTICE

This Agreement is subject to Chapter 27 of the Texas Property Code. The provisions of that chapter may affect your right to recover damages arising from the performance of this Agreement. If you have a complaint concerning a construction defect arising from the performance of this Agreement and that defect has not been corrected after compliance with the limited warranty provided in conjunction with this Agreement, you must provide the notice required by Chapter 27 of the Texas Property Code to the contractor by certified mail, return receipt requested, not later than the 60th day before the date you file suit to recover damages in a court of law or initiate arbitration. The notice must refer to Chapter 27 of the Texas Property Code and must describe the construction defect. If requested by the contractor, you must provide the contractor an opportunity to inspect and cure the defect as provided by Section 27.004 of the Texas Property Code.

SELLER:

44 EAST AVENUE DEVELOPMENT LLC,
a Delaware limited liability company

By: DocuSigned by: Brad Stein
Printed Name: Brad Stein
Title: Senior Vice President

Date of Execution: 1/13/2020

PURCHASER:

DocuSigned by:
COMPOUND 44 EAST, LLC
C4C6C80EA0884C1...

By: Compound 44 East, LLC
Title: ______________
1/7/2020
Printed Name: ______________

Date of Execution: ______________

PURCHASER: [initials]
SELLER: BS

REAL ESTATE BROKERS

(i) Pursuant to (ii) below and the other terms hereof, Cooperating Broker shall earn a commission equal to three percent (3%) of the Base Price (specifically excluding any Upgrade Payment). Listing Broker is representing Seller, and Seller will pay Listing Broker in accordance with a separate commission agreement.

(ii) The real estate commissions identified in (i) above will only be earned if this sale is consummated in accordance with the terms and conditions of this Agreement and Cooperating Broker is licensed by the Texas Real Estate Commission and will be paid, if due, in Travis County, Texas. Seller authorizes the Title Company to pay the commission due to Cooperating Broker under this Agreement from Seller's proceeds at the Closing and such commission shall be shown on the Closing Statement signed by Seller at the Closing.

(iii) Listing Broker and Cooperating Broker are not parties to this Agreement. The joinder of neither Listing Broker nor Cooperating Broker is required to amend or terminate this Agreement. This Agreement will not be amended by Seller and Purchaser to reduce the commission percentage of Cooperating Broker identified in (i) above without the consent of Cooperating Broker. Cooperating Broker waives any and all rights Cooperating Broker may claim under this Agreement or otherwise to enforce any rights or obligations between Seller and Purchaser, including, but not limited to, any claim under this Agreement or otherwise to close the transaction contemplated by the Agreement or to pursue any specific remedy Seller may have hereunder.

COOPERATING BROKER:

Agent Signature: DocuSigned by: Kathryn Scarborough 2B3AFDE944CC402...

Agent Name: Kathryn Scarborough

[BROKER]

11-2-2015

Information About Brokerage Services

Texas law requires all real estate license holders to give the following information about brokerage services to prospective buyers, tenants, sellers and landlords.

TYPES OF REAL ESTATE LICENSE HOLDERS:

- **A BROKER** is responsible for all brokerage activities, including acts performed by sales agents sponsored by the broker.
- **A SALES AGENT** must be sponsored by a broker and works with clients on behalf of the broker.

A BROKER'S MINIMUM DUTIES REQUIRED BY LAW (A client is the person or party that the broker represents):

- Put the interests of the client above all others, including the broker's own interests;
- Inform the client of any material information about the property or transaction received by the broker;
- Answer the client's questions and present any offer to or counter-offer from the client; and
- Treat all parties to a real estate transaction honestly and fairly.

A LICENSE HOLDER CAN REPRESENT A PARTY IN A REAL ESTATE TRANSACTION:

AS AGENT FOR OWNER (SELLER/LANDLORD): The broker becomes the property owner's agent through an agreement with the owner, usually in a written listing to sell or property management agreement. An owner's agent must perform the broker's minimum duties above and must inform the owner of any material information about the property or transaction known by the agent, including information disclosed to the agent or subagent by the buyer or buyer's agent.

AS AGENT FOR BUYER/TENANT: The broker becomes the buyer/tenant's agent by agreeing to represent the buyer, usually through a written representation agreement. A buyer's agent must perform the broker's minimum duties above and must inform the buyer of any material information about the property or transaction known by the agent, including information disclosed to the agent by the seller or seller's agent.

AS AGENT FOR BOTH - INTERMEDIARY: To act as an intermediary between the parties the broker must first obtain the written agreement of *each party* to the transaction. The written agreement must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker's obligations as an intermediary. A broker who acts as an intermediary:

- Must treat all parties to the transaction impartially and fairly;
- May, with the parties' written consent, appoint a different license holder associated with the broker to each party (owner and buyer) to communicate with, provide opinions and advice to, and carry out the instructions of each party to the transaction.
- Must not, unless specifically authorized in writing to do so by the party, disclose:
  - that the owner will accept a price less than the written asking price;
  - that the buyer/tenant will pay a price greater than the price submitted in a written offer; and
  - any confidential information or any other information that a party specifically instructs the broker in writing not to disclose, unless required to do so by law.

AS SUBAGENT: A license holder acts as a subagent when aiding a buyer in a transaction without an agreement to represent the buyer. A subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first.

TO AVOID DISPUTES, ALL AGREEMENTS BETWEEN YOU AND A BROKER SHOULD BE IN WRITING AND CLEARLY ESTABLISH:

- The broker's duties and responsibilities to you, and your obligations under the representation agreement.
- Who will pay the broker for services provided to you, when payment will be made and how the payment will be calculated.

LICENSE HOLDER CONTACT INFORMATION: This notice is being provided for information purposes. It does not create an obligation for you to use the broker's services. Please acknowledge receipt of this notice below and retain a copy for your records.

	License No.	Email	Phone
Urbanspace LLP Licensed Broker /Broker Firm Name or Primary Assumed Business Name	9001694	contactus@44eastave.com	512.200.7440
Kevin Burns Designated Broker of Firm	456804	kevin@urbanspacerealtors.com	512.848.8722
Licensed Supervisor of Sales Agent/ Associate			
Kevin Burns Sales Agent/Associate's Name	456804	kevin@urbanspacerealtors.com	512-848-8722

1/7/2020 ML ____ BS 1/13/2020

Buyer/Tenant/Seller/Landlord Initials Date

Regulated by the Texas Real Estate Commission **Information available at www.trec.texas.gov**

IABS 1-0

[BROKER]

TITLE COMPANY

Receipt of $_____________constituting the Earnest Money is acknowledged. The Title Company is hereby designated as, and accepts the designation as, the "Reporting Person" pursuant to Section 6045 of the Internal Revenue Code and the regulations promulgated thereunder.

Executed this____day of________________, 20___.

HERITAGE TITLE COMPANY OF AUSTIN, INC.

By:________________________________
Printed Name: _________________________
Title: _______________________________

TABLE OF CONTENTS

Page

PURCHASER: [initials]
SELLER: BS

<u>EXHIBITS</u>

PURCHASER: [initials]
SELLER: BS

44 EAST AVE CONDOMINIUMS

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this "**Agreement**") is entered into between Seller and Purchaser, and is as follows:

I.
SALE AND PURCHASE

1.01. Purchase and Sale of Unit. Seller sells and agrees to convey to Purchaser, and Purchaser purchases from Seller, the Unit for the Purchase Price and subject to the terms specified in this Agreement.

1.02. Common Elements. The Unit will be conveyed with an undivided interest in the common elements (the "**Common Elements**"), as identified and allocated to the Unit in the Declaration (each term being defined below), as applicable.

1.03. Assignment of Parking Space. Seller has reserved the right under the Declaration (defined below) to assign one or more parking spaces for the exclusive use of the Unit. If parking is being assigned to the Unit (See Basic Terms) then at Closing, Seller will assign the parking space(s) identified in the Basic Terms to the Unit utilizing the form attached hereto as Exhibit "A" (the "**Parking Assignment**").

1.04. Condominium Documents. The Unit is located in 44 East Ave Condominiums (the "**Regime**"), a condominium project located in Travis County, Texas, established by the Declaration of Condominium Regime for 44 East Ave Condominiums, recorded as Document No. 2019151977 in the Official Public Records of Travis County, Texas, as amended (collectively, the "**Declaration**"). The Declaration establishes a condominium regime on (i) Lot 1, LAKE VIEW PLAZA, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 83, Page(s) 68D of the Plat Records of Travis County, Texas and (ii) Lot Twenty-Two (22) and the South Ten feet (10') of Lot Twenty-One (21), Block "2", BRIDGEVIEW, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 1, Page 88 of the Plat Records of Travis County, Texas (collectively, the "**Property**"). The legal description of the Unit is described in the Declaration and on the plat and plans on Exhibit "B" of the Declaration delivered to the Purchaser as part of the Condominium Information Statement described in *Section 1.05*.

1.05. Condominium Information Statement. PURCHASER ACKNOWLEDGES THAT SELLER HAS PROVIDED TO PURCHASER, PRIOR TO PURCHASER'S EXECUTION OF THIS AGREEMENT, A COPY OF THE PROPOSED CONDOMINIUM INFORMATION STATEMENT FOR THE UNIT, WHICH INCLUDES: (I) THE DECLARATION; (II) THE CERTIFICATE OF FORMATION FOR 44 EAST AVE CONDOMINIUM COMMUNITY, INC., A TEXAS NONPROFIT CORPORATION (THE "ASSOCIATION"); (III) THE BYLAWS OF THE ASSOCIATION; (IV) THE RULES; (V) THE ESTIMATED AND PROJECTED BUDGET OF THE ASSOCIATION; AND (VI) ALL EXHIBITS ATTACHED TO THE CONDOMINIUM INFORMATION STATEMENT OR ANY OF THE AFOREMENTIONED DOCUMENTS (COLLECTIVELY, THE CONDOMINIUM INFORMATION

STATEMENT AND THE ITEMS LISTED IN (I) THROUGH (VI) ABOVE ARE REFERRED TO HEREIN AS THE "CONDOMINIUM DOCUMENTS").

PURCHASER ACKNOWLEDGES SELLER'S RECOMMENDATION THAT PURCHASER READ THE CONDOMINIUM INFORMATION STATEMENT BEFORE SIGNING THIS CONTRACT. Prior to execution of this Agreement, Purchaser has executed a certificate acknowledging Purchaser's receipt of the Condominium Information Statement. At Closing, Seller may again require Purchaser to sign a certificate acknowledging Purchaser's receipt of the Condominium Information Statement.

1.06. CHANGES TO CONDOMINIUM INFORMATION STATEMENT. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT SELLER HAS THE RIGHT TO MODIFY, CHANGE, REVISE AND AMEND, WITHOUT PURCHASER'S APPROVAL, THE CONDOMINIUM INFORMATION STATEMENT AND ANY OR ALL OF THE CONDOMINIUM DOCUMENTS (OTHER THAN THIS AGREEMENT). IN THE EVENT SELLER AMENDS, MODIFIES, CHANGES, OR REVISES THE CONDOMINIUM INFORMATION STATEMENT OR THE CONDOMINIUM DOCUMENTS PRIOR TO CLOSING AND PROVIDED SUCH AMENDMENT, CHANGE OR MODIFICATION ADVERSELY AFFECTS THE PURCHASER, THEN A COPY OF THE AMENDED, MODIFIED, CHANGED OR REVISED CONDOMINIUM INFORMATION STATEMENT AND/OR CONDOMINIUM DOCUMENTS, AS APPLICABLE, WILL BE DELIVERED TO PURCHASER BEFORE CLOSING.

1.07. **Association Budget**. The budget contained in the Condominium Documents has been prepared in accordance with generally accepted accounting principles and is based upon assumptions that, to the best of Seller's knowledge and belief, are reasonable for the initial year of operation of the Association. Purchaser acknowledges that such budget does not constitute a representation or warranty on the part of Seller. The provisions of the preceding sentence of this *Section 1.07* shall survive the Closing.

1.08. **Declarant's Rights**. Seller has reserved certain rights as the "Declarant" under the Condominium Documents. Purchaser is advised to review the Condominium Documents and Condominium Information Statement carefully for a description of these rights.

1.09. **Disclosures**. Certain disclosures regarding the Unit and the Regime are set forth in Article 20 of the Declaration and are hereby incorporated herein by reference (collectively, the "**Disclosures**"). Purchaser acknowledges that the Disclosures apply to the Unit and Common Elements and that Purchaser has read the Disclosures.

1.10. **Interstate Land Sales Full Disclosure Act Exemption**. House Resolution 2600, passed as Public Law No. 113-167 on September 26, 2014, and effective on March 25, 2015, exempts the Unit from registration under the Interstate Land Sales Full Disclosure Act, 15 USC §1701 et seq. (the "**Act**"), which Purchaser acknowledges and agrees; accordingly, the Unit is not registered under the Act and Purchaser will not receive a Property Report as contemplated thereunder.

1.11. **Completion of Facilities**. Seller shall complete the utilities and recreational facilities described in the Declaration. The completion date for such utilities and recreational facilities is estimated to be on or about June 15, 2024, subject to delays which are the result of events of Force Majeure. "Force

Majeure", for the purpose of this Agreement, means events beyond Seller's control, including without limitation, impossibility of performance, acts of God, fire or other casualty loss, strikes, boycotts, non-availability of materials or labor for which no substitute of equal quality and price is available, and acts of governmental agencies asserting jurisdiction over the Property.

1.12. **Purchaser's Right to Terminate this Agreement Within Fourteen Days of the Effective Date**. BY WRITTEN NOTICE TO SELLER RECEIVED BY SELLER ON OR BEFORE 5:00 P.M. CENTRAL STANDARD TIME ON THE FOURTEENTH DAY FOLLOWING THE EFFECTIVE DATE, PURCHASER SHALL HAVE THE RIGHT TO TERMINATE AND CANCEL THIS AGREEMENT. IF PURCHASER TIMELY EXERCISES ITS RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO THIS SECTION, THIS AGREEMENT SHALL BE VOID AND OF NO FURTHER FORCE OR EFFECT. IN THE EVENT OF SUCH TERMINATION, THE TITLE COMPANY SHALL PROMPTLY RETURN TO PURCHASER THE EARNEST MONEY AND THE SELLER SHALL PROMPTLY RETURN ANY UPGRADE PAYMENT PAID BY PURCHASER TO SELLER.

II.
CONSIDERATION; EARNEST MONEY; FINANCING

2.01. **Purchase Price**. The Purchase Price is payable in full at the Closing. Purchaser may obtain financing for all or any portion of the Purchase Price, the remainder, if any, to be paid by Purchaser in cash.

2.02. **Earnest Money**. In order to secure Purchaser's performance under this Agreement, Purchaser has deposited the Initial Earnest Money with the Title Company. Within thirty (30) days of the Effective Date of this Agreement, Purchaser will deposit the Second Earnest Money with the Title Company. On or before March 15, 2020, Purchaser will deposit the Third Earnest Money with the Title Company. The Initial Earnest Money, the Second Earnest Money and the Third Earnest Money are collectively referred to herein as the "**Earnest Money**". The Earnest Money will be applied as a credit against the Purchase Price at Closing or otherwise disbursed to the party entitled thereto in accordance with this Agreement. The Title Company shall be authorized to invest the Earnest Money in an interest bearing account; provided, however, that the Title Company shall invest the Earnest Money only in such manner as will allow the Title Company to disburse the Earnest Money upon not more than 24 hours' notice. Purchaser agrees to look solely to the Title Company for payment of such interest and hereby releases Seller from any liability therefor, and Purchaser further agrees that this provision will survive the termination of this Agreement or the Closing. Purchaser will not be entitled to receive any interest accrued on the Earnest Money while deposited with the Title Company, but all interest accrued thereon will be considered Earnest Money. Purchaser understands that no investment of the Earnest Money shall take place until such time as Purchaser completes and returns the Title Company's W-9 forms to permit such investment. The Title Company will have no liability to Purchaser for unearned interest if Purchaser does not complete the W-9 forms and return them to the Title Company promptly. The Title Company is under no obligation to request the execution of the W-9 forms more than once. All Earnest Money deposited with the Title Company will be deposited into a federally insured and interest bearing account. Failure by Purchaser to deposit the Earnest Money or pay to the Seller the Upgrade Payment within the time and manner required by this Agreement shall give Seller the immediate right to send notice to Purchaser that this Agreement is terminated and null and void, and from and after Purchaser's receipt of

such notice, neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, except pursuant to the provisions of this Agreement that expressly survive termination.

2.03. **Financing Available from Preferred Lenders**. **PURCHASER IS UNDER NO OBLIGATION TO PARTICIPATE IN THE PREFERRED LENDER PROGRAM. PARTICIPATION IN THE PREFERRED LENDER PROGRAM IS AT PURCHASER'S SOLE DISCRETION.** Seller has established a preferred lender program which the Purchaser may utilize for third-party financing for the purchase of the Unit at Closing. Seller makes no representation that Purchaser will be able to secure financing from a preferred lender, it being understood by Purchaser that loan availability is determined by the preferred lender, and not the Seller, and is subject to the preferred lender's underwriting guidelines. A current list of preferred lenders participating in the preferred lender program (each being referred to herein as a "**Preferred Lender**") can be found at www.44eastaveaustin.com. **PURCHASER IS UNDER NO OBLIGATION TO UTILIZE THE PREFERRED LENDER PROGRAM OR A PREFERRED LENDER TO FINANCE PURCHASER'S ACQUISITION OF THE UNIT AND PURCHASER HEREBY RELEASES AND WAIVES ANY AND EVERY CLAIM OR CAUSE OF ACTION AGAINST SELLER, ITS AGENTS, EMPLOYEES, REPRESENTATIVES, DIRECTORS AND OFFICERS, RELATING TO OR ARISING OUT OF PURCHASER'S ELECTION TO USE A PREFERRED LENDER. THIS WAIVER AND RELEASE SHALL SURVIVE THE CLOSING.** Notwithstanding any provision in this Agreement to the contrary, Purchaser hereby expressly acknowledges that Purchaser's obligation to consummate the transaction contemplated by this Agreement is not in any way conditioned on Purchaser's ability to obtain financing of the Purchase Price from Preferred Lender or any other lender.

2.04. **Purchaser's Agreement to Obtain Pre-Approval Letter**. Purchaser hereby agrees to contact one of the Preferred Lenders for the purpose of obtaining a pre-approval letter evidencing Purchaser's ability to qualify for a loan to finance Purchaser's acquisition of the Unit (a "**Pre-approval Letter**"). In the event Purchaser fails to provide a Pre-approval Letter to the Seller on or before the expiration of ten (10) days from the Effective Date, Seller shall be entitled to terminate this Agreement by written notice to the Purchaser. In the event Seller elects to terminate this Agreement as a result of Purchaser's failure to provide the Pre-approval Letter as required by this *Section 2.04*, the Title Company shall promptly return to Purchaser the Earnest Money paid by Purchaser and any accrued interest related thereto, Seller shall promptly return any Upgrade Payment paid by Purchaser to Seller and neither party shall have any further rights or obligations hereunder.

2.05. **Purchaser's Agreement to Provide Proof of Funds**. In the event Purchaser has selected cash as the method of purchase pursuant to the Basic Terms, Purchaser hereby agrees to provide to Seller reasonable evidence, which may consist of a copy of bank records or confirmation from a financial institution, that Purchaser will have sufficient funds available to acquire the Unit for the Purchase Price at the Closing. In the event Purchaser fails to provide evidence of sufficient funds as required by the previous sentence on or before the expiration of ten (10) days from the Effective Date, Seller shall be entitled to terminate this Agreement by written notice to the Purchaser. In the event Seller elects to terminate this Agreement as permitted by this *Section 2.05*, the Title Company shall promptly return to Purchaser the Earnest Money paid by Purchaser and any accrued interest related thereto, Seller shall promptly return any Upgrade Payment paid by Purchaser to Seller and neither party shall have any further rights or obligations hereunder.

2.06. **Consideration—Agreement Not to Market or Convey**. For the purpose of this *Section 2.06*, the "Sales Restriction Period" means a period commencing on the Effective Date and ending on the earlier of (i) twelve months after the Closing; or (ii) the date the last of the units created pursuant to the Declaration with the same number of bedrooms as the Unit (e.g., one bedroom, two bedroom or three bedroom residences) is conveyed by Seller to a purchaser. Unless otherwise approved in writing and in advance by Seller, which approval may be withheld in the sole discretion of Seller, Purchaser shall not offer the Unit for sale or advertise or otherwise market or attempt to market the Unit in any way during the Sales Restriction Period. Purchaser acknowledges that Purchaser's agreement to refrain from marketing the Unit for sale during the Sales Restriction Period is additional and valuable consideration and a material inducement for Seller's agreement to sell and convey the Unit to Purchaser pursuant to this Agreement. Purchaser acknowledges and agrees that breach of the foregoing covenant by Purchaser during the Sales Restriction Period shall be considered a default by Purchaser under the terms and provisions of this Agreement, if such default occurs prior to the Closing or earlier termination of this Agreement. Further, Purchaser acknowledges that Purchaser's right to sell the Unit after the Closing is restricted during the Sales Restriction Period, as provided in the Declaration. The provisions of this *Section 2.06* shall survive the Closing and Purchaser agrees that the breach of the covenant set forth above after the Closing but during the Sales Restriction Period shall entitle Seller to exercise any remedy available at law or in equity against Purchaser.

III.
FLOOR PLAN DEPICTION; SELECTIONS; UPGRADES; CONSTRUCTION MATTERS; CONDEMNATION

3.01. **Floor Plan Depiction**. The floor plan depiction of the Unit is attached as Exhibit "B" (the "**Floor Plan Depiction**"). The Floor Plan Depiction is intended to be illustrative of the Unit layout. Purchaser acknowledges that the Floor Plan Depiction, including room layouts and the configuration and location of appliances, cabinets, closets, plumbing facilities, and other improvements shown within the Unit are subject to change. It is understood and agreed that Seller is not building the Unit to the precise specifications or designs of the Floor Plan Depiction.

3.02. **Selections**. Seller will provide to Purchaser the finish selections (the "**Selections**"), a selection form (the "**Selection Form**"), and a date before which the Selections have to be selected by the Purchaser (the "**Selection Date**"). Purchaser acknowledges that the descriptions set forth on the Selection Form are intended to be illustrative of the type and quality of such Selections, but the actual Selections may vary in instances from such descriptions due to manufacturing and installation variances and availability. Purchaser acknowledges that Seller may, from time to time, substitute such other equipment, appliances, finishes, materials, or systems utilized for the Selections, from those specified or contemplated on the Selection Form, provided that the quality of any substituted equipment, appliances, finishes or materials is substantially equal to or better than that originally indicated on the Selection Form as of the Effective Date, as reasonably determined by Seller. It is understood and agreed that Seller is not installing or building the Selections to the precise specifications or designs of any model residence, marketing display, Seller's marketing materials or to the specifications of Purchaser. Any model residence, marketing display or Seller's marketing or other materials are displayed for illustrative purposes only and shall not constitute an agreement or commitment on the part of Seller to deliver the Selections in exact accordance with any such model residence, marketing display, Seller's marketing or

other materials or to the specifications of Purchaser. Consultation with Purchaser with respect to the Selections to be built shall not, in any case, be deemed a waiver of Seller's rights or disclaimers under this *Section 3.02*. None of the items of furnishings shown in any model residence, display boards or renderings are included in this Agreement or the Unit unless Seller specifically agrees in writing to deliver the same as part of the Purchase Price by completion of the Selection Form. The Unit is being sold unfurnished and will contain only the appliances and equipment installed at the time of the inspection of the Unit by Purchaser and Seller.

If the Selection Form is incomplete on the Selection Date, **Seller may make any and all Selections on behalf of Purchaser**. Purchaser is advised to carefully review the Selection Form to ensure the form is complete prior to the Selection Date. Seller shall have no obligation to complete the Selection Form on behalf of Purchaser. If Purchaser chooses to make changes to the Selections and Seller consents thereto, then Seller shall not be held liable for any delays as a result thereof in completing the Unit and any such delay shall be deemed to be an event of Force Majeure.

3.03. Upgrades. Seller may, but shall have no obligation, to offer upgrade options (the "**Upgrades**") to the Unit. Upgrades, if offered by the Seller and selected by the Purchaser, will increase the Purchase Price of the Unit and will require that Purchaser remit directly to Seller 100% of the cost of the Upgrades (the "**Upgrade Payment**"). If Seller elects to offer Upgrades to the Unit, Seller will provide to Purchaser an upgrade form (the "**Upgrade Form**") and a date before which the Upgrades have to be selected by the Purchaser (the "**Upgrade Selection Date**"). Purchaser acknowledges that the descriptions set forth in the Upgrade Form are intended to be illustrative of the type and quality of such Upgrades, but the actual Upgrades may vary in instances from such descriptions due to manufacturing and installation variances and availability. Purchaser acknowledges that Seller may, from time to time, substitute such other equipment, appliances, finishes, materials, or systems utilized for the Upgrades, from those specified or contemplated in the Upgrade Form, or referred to by Seller or any sales agent or in any marketing or other Seller materials, provided that the quality of any substituted equipment, appliances, finishes or materials is substantially equal to or better than that originally indicated on the Upgrade Form as of the Effective Date, as reasonably determined by Seller. It is understood and agreed that Seller is not installing or building the Upgrades to the precise specifications or designs of any model residence, marketing display, Seller's marketing materials or to the specifications of Purchaser. Any model residence, marketing display or Seller's marketing or other materials are displayed for illustrative purposes only and shall not constitute an agreement or commitment on the part of Seller to deliver the Upgrades in exact accordance with any such model residence, marketing display, Seller's marketing or other materials or to the specifications of Purchaser. Consultation with Purchaser with respect to the Upgrades to be built shall not, in any case, be deemed a waiver of Seller's rights or disclaimers under this *Section 3.03*.

If Purchaser desires to incorporate Upgrades into the Unit, Purchaser will be required to complete and return the Upgrade Form and the Upgrade Payment to Seller on or before the Upgrade Selection Date. To the extent paid by Purchaser in accordance with this Section, the Upgrade Payment will be credited against the amount of the Purchase Price payable by Purchaser at the Closing, but shall not be refundable to Purchaser for any reason except in the event of a Seller default under the terms and provisions of this Agreement or a termination of this Agreement in accordance with *Section 1.12, 2.04, 2.05*, or *3.06*. If Purchaser chooses to make changes to the standard materials for an Upgrade and Seller

consents thereto, then Seller shall not be held liable for any delays as a result thereof in completing the Unit and any such delay shall be deemed to be an event of Force Majeure.

3.04. **Completion**. Seller will be responsible for obtaining a Temporary or Final Certificate of Occupancy for the Unit prior to Closing. Purchaser acknowledges and accepts that the interior dimensions and area of the Unit and the Parking Space(s) and, if applicable, storage space(s), as represented or reflected in any marketing or other Seller materials are approximate and that construction-related variances could occur. In addition, the final street address and unit numbering of the Unit could change from that reflected in Seller's marketing and other materials and the Plans and Specifications may change. The Purchase Price shall not be subject to any adjustment based upon any such changes, and Seller shall not be liable to Purchaser as a result thereof. Construction of the Unit shall be deemed to have been satisfactorily and fully performed on the date when the Unit and the Parking Space(s) are ready for occupancy by Purchaser, as determined by Seller's architect, which date shall not be prior to the date the Unit may be occupied for residential purposes. Purchaser acknowledges that, as of the Closing Date, construction of the Property (other than the Unit and the Parking Space(s)) may not be complete. Purchaser acknowledges that the Unit is under construction and the Plans and Specifications and the Marketing Materials are subject to change from time to time. Purchaser acknowledges that Seller may make modifications to the equipment, appliances, fixtures, finishes, materials or systems utilized in the construction of the Units and the Common Elements from those specified or contemplated on the plans and specifications for the improvements that will comprise the Unit, Common Elements and the Property (the "**Plans and Specifications**"), or referred to by Seller, Listing Broker or any sales agent or in any project website, marketing, or other Seller materials (the "**Marketing Materials**"), provided that the quality of the modified equipment, appliances, fixtures, finishes, materials or systems is substantially equal to or better than that originally indicated on the Plans and Specifications or the Marketing Materials as of the Effective Date, as reasonably determined by Seller. It is understood and agreed that Seller is not installing or building the Unit, Common Elements, or any improvements within the Property to the precise specifications or designs of the Plans and Specifications, the Marketing Materials, any model residence, marketing display or to the specifications of Purchaser. Any model residence, Plans and Specifications or Marketing Materials are displayed for illustrative purposes only and shall not constitute an agreement or commitment on the part of Seller to deliver the Unit, Common Elements or any improvements within the Property in exact accordance therewith. Consultation with Purchaser with respect to the Unit, Common Elements or any other improvements within the Property to be built shall not, in any case, be deemed a waiver of Seller's rights or disclaimers under this *Section 3.04*.

3.05. **Insulation**. Insulation information is as set forth below:

(i) **THE GLAZED EXTERIOR WALLS OF IMPROVED LIVING AREAS CONSIST OF A GLASS WINDOW WALL. THE THROUGH WALL R-VALUE SHALL NOT BE LESS THAN R-2.20.**

(ii) **THE NON-GLAZED EXTERIOR WALLS OF IMPROVED LIVING AREAS CONSIST OF AN OPAQUE WALL ASSEMBLY. THE THROUGH WALL R-VALUE SHALL NOT BE LESS THAN R-25.**

(iii) **THE PARTY WALLS SHALL BE INSULATED WITH 2 LAYERS OF 3 ½ MIN INCH ACOUSTICAL BATT INSULATION. THE THROUGH WALL R-VALUE SHALL NOT BE LESS THAN R-13 (ALTHOUGH THIS WILL VARY AND MAY BE HIGHER OR LOWER IN CERTAIN PLACES DUE TO PENETRATIONS. CERTAIN PENETRATIONS WILL REQUIRE REMOVAL OF ONE OF THE TWO LAYERS OF INSULATION).**

(iv) **THE CORRIDOR WALLS WILL BE INSULATED WITH 1 LAYER OF 5 ½ MIN INCH ACOUSTICAL BATT INSULATION. THE THROUGH WALL R-VALUE SHALL NOT BE LESS THAN R-13 (ALTHOUGH THIS WILL VARY AND MAY BE HIGHER OR LOWER IN CERTAIN PLACES DUE TO PENETRATIONS. CERTAIN PENETRATIONS WILL REQUIRE REMOVAL OF ONE OF THE TWO LAYERS OF INSULATION).**

(v) **THE MID-FLOORS WILL BE INSULATED IN THE CEILING PLENUM AT AREAS WITH EXTERIOR EXPOSURES WITH INSULATION WITH R-VALUE NOT LESS THAN R-8. (NOTWITHSTANDING THE FOREGOING, 2" OF MONOGLASS SPRAY THERMAL INSULATION WILL BE INSTALLED AT LEVEL 37. THIS IS ATYPICAL AND INSULATION IS USUALLY GREATER; HOWEVER, R-8 IS THE MIN.)**

(vi) **THE CEILINGS IN IMPROVED LIVING AREAS OF THE TOP FLOOR (ROOF) ONLY SHALL BE INSULATED WITH NO LESS THAN THE REQUIRED THICKNESS OF POLYISOCYANURATE TO ACHIEVE an R-VALUE OF 25. THE CEILING R-VALUE SHALL NOT BE LESS THAN 15.**

(vii) **(R-VALUE MEANS RESISTANCE TO HEAT FLOW; THE HIGHER THE R-VALUE, THE GREATER THE INSULATING POWER.)**

THE INSULATION INFORMATION WAS FURNISHED TO SELLER BY THE INSTALLER AND/OR MANUFACTURER OF THE INSULATION AND IF THERE IS A CHANGE OF THE INSULATION INFORMATION, SELLER WILL FURNISH TO PURCHASER A WRITTEN STATEMENT OF SUCH INFORMATION.

3.06. Inspection. At least three (3) days prior to Closing, Seller will notify Purchaser of the date and time of the inspection of the Unit (the "**Inspection Date**"). The inspection will occur between 8:00 am and 5:00 pm on a weekday. On the Inspection Date, Purchaser and Seller or a representative of Seller will inspect the Unit and complete and execute a pre-closing orientation checklist on Seller's prescribed form (the "**Pre-Closing Checklist**"). All items listed on the Pre-Closing Checklist must be agreed upon by Purchaser and Seller (the "**Agreed Punch List Items**"). Any Agreed Punch List Items which are incomplete at Closing will not constitute a default under the terms and provisions of this Agreement, delay Closing, or entitle Purchaser to withhold any portion of the Purchase Price at the

Closing. Purchaser acknowledges that Seller will make reasonable and good faith efforts to complete all Agreed Punch List Items within ninety (90) days after Closing, subject to an extension for Force Majeure. Seller's obligation to complete the Agreed Punch List Items will expressly survive Closing. Purchaser acknowledges that Purchaser's failure to attend the scheduled inspection will constitute Purchaser's acceptance of the condition of the Unit as of the date of the inspection and Seller shall not be obligated to schedule another inspection prior to Closing.

3.07. **Condemnation and Casualty**. If all or a substantial part of the Property has been taken by or is threatened with condemnation or been damaged or destroyed after the Effective Date of this Agreement but before the Closing, Seller may prior to the Closing: (i) terminate this Agreement pursuant to this *Section 3.07*; or (ii) elect to repair such damage so long as such damage may be repaired in a period not to exceed one hundred and eighty (180) days from the occurrence thereof, including extensions for Force Majeure, as reasonably determined by Seller. Seller shall give Purchaser notice within thirty (30) days following such damage, destruction or taking (or threat of taking) by condemnation, of Seller's election to either terminate or repair such damage and the Closing Date shall be extended to a date designated by written notice from Seller to Purchaser, which notice must be given at least ten (10) days prior to Closing. If Seller does not elect to repair such damage, or if such repairs cannot be completed within said one hundred and eighty (180) day period, including extensions for Force Majeure, or if Seller fails to complete such repairs within such period, then Purchaser may elect to terminate this Agreement by sending written notice of such termination to Seller. In the event of a termination pursuant to this *Section 3.07*, the Earnest Money and any Upgrade Payment made by Purchaser to Seller shall be refunded to Purchaser. Upon the Closing, all risk of loss for damage to the Unit shall be assumed by Purchaser and such assumption of loss shall survive the Closing.

IV.
TITLE; PLAT AND PLANS

4.01. **Title Commitment**. Purchaser acknowledges that within ten (10) days after the Effective Date, the Title Company will deliver a commitment (the "**Title Commitment**") from the Title Company to issue an Owner's Policy of Title Insurance on standard form policy T-1R (the "**Title Policy**"). Other than the Permitted Exceptions, Purchaser may object in writing to defects, exceptions or encumbrances to title disclosed in the Title Commitment within three (3) business days after Purchaser receives the Title Commitment. Purchaser's failure to object within the time allowed will constitute a waiver of Purchaser's right to object and Purchaser will be deemed to have accepted and approved the condition of title (other than Schedule C items), including the Permitted Exceptions. In the event that Purchaser objects in writing to defects, exceptions or encumbrances to title disclosed in the Title Commitment other than the Permitted Exceptions within three (3) business days after Purchaser receives the Title Commitment, the Seller may, but shall have no obligation, to cure the objections within ten (10) days after Seller receives written notice of the objections from Purchaser. If Seller elects not to cure Purchaser's objections, Purchaser may terminate this Agreement on or before three (3) days after Seller's election not to cure Purchaser's objections. If Purchaser terminates this Agreement on or before three (3) days after Seller's election not to cure Purchaser's objections, the Seller shall promptly return to Purchaser the Earnest Money and any Upgrade Payment paid by Purchaser, and neither party shall have any further rights or obligations hereunder. "Permitted Exceptions" shall mean: (a) the terms, provisions, and easements set forth in the Declaration and any other restrictive covenants of record affecting the Property; (b) the real

estate taxes for the year in which the Closing occurs (prorated to the Closing Date) and subsequent years; (c) the existing building and zoning ordinances and platting requirements; (d) liens created by Purchaser as security for the Purchase Price; (e) any other covenants, restrictions, conditions, reservations, exceptions, easements and other matters shown on Schedule B to the Title Commitment affecting the Property; (f) the utility easements and other matters shown on the map or plat affecting the Property; (g) the standard printed exceptions on the Title Policy to be issued by the Title Company; and (h) any other exception or encumbrance that does not materially affect the use and enjoyment of the Property for residential living purposes.

4.02. Plat and Plans. Purchaser acknowledges that Seller has provided to Purchaser a copy of the Condominium Information Statement which includes, among other things, the plat and plans (the "**Plat and Plans**") pertaining to the Unit. Any additional survey of the Unit will be the sole obligation of Purchaser, will be done at Purchaser's sole cost and expense, and will in no event delay Closing. Purchaser acknowledges that the square footage of the Unit may be measured different ways for different purposes, such as for conveyance purposes, tax purposes, appraisal purposes, sales purposes, and for purposes of carpeting and paint. The legal boundaries of the Unit for purposes of conveyance may be different from the area which may be used for actual living purposes or as calculated for appraisal or any other purpose. For example, portions of the Unit could include areas not otherwise accessible by the Purchaser or apparent from a visual inspection of the Unit, e.g., portions of walls (structural or otherwise) may be included within the legal boundaries of the Unit. The legal boundaries of the Unit are measured using horizontal (upper and lower) and vertical (parametrical, or side-to-side) boundaries established by the Declaration. The Plat and Plans attached to the Condominium Information Statement are based on construction plans and may differ from the legal boundaries of the Unit actually constructed by Seller. Purchaser has, or will have had prior to Closing, the opportunity to inspect the Unit, and upon acquiring the Unit, Purchaser hereby expressly waives any claim or demand against Seller, the Listing Broker, or any third party for any difference, shortage or discrepancy between the actual physical and accessible area of the Unit as constructed and the legal boundaries of the Unit as determined by the Declaration and depicted on the final Plat and Plans.

V.
CLOSING

5.01. Closing Date. The closing of the transaction contemplated by this Agreement is referred to herein as the "**Closing**", and the date on which the closing occurs is referred to as the "**Closing Date**". At such time as the Unit may be occupied for residential purposes, Seller will provide a written closing notice to the Purchaser (the "**Closing Notice**"). The actual date and time of Closing shall be determined by Seller and the Title Company.

5.02. Closing Disclaimer. It is difficult to estimate a Closing Date for the Unit due to numerous factors outside of Seller's control. All representations of completion or closing dates are estimates that are subject to change. For that reason, the Closing Date is based on events rather than calendar dates. Seller is not liable to Purchaser for expenses or lost opportunities relating to or resulting from delays in completing the Unit or scheduling the Closing Date. **PURCHASER IS ADVISED TO WAIT FOR CONFIRMATION OF CLOSING DATE FROM THE SELLER BEFORE SCHEDULING A MOVE INTO THE UNIT.**

5.03. **Seller's Closing Obligations**. At the Closing, Seller will, at Seller's sole cost and expense:

(i) deliver to Purchaser a special warranty deed substantially in form and substance as set forth on Exhibit "C" attached hereto (the "**Deed**"), executed and acknowledged by Seller conveying to Purchaser good and indefeasible title in fee simple to the Unit, all free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for the Permitted Exceptions.

(ii) cause to be delivered to Purchaser, promptly after the Closing in accordance with the usual practice of the Title Company, the Title Policy. The Title Policy shall be issued by the Title Company in the amount of the Purchase Price and shall insure in Purchaser good and indefeasible title in fee simple to the Unit, subject to the Permitted Exceptions. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE DEED DELIVERED TO PURCHASER AT THE CLOSING, PURCHASER HEREBY RELEASES AND WAIVES ANY AND EVERY CLAIM OR CAUSE OF ACTION AGAINST SELLER, ITS AGENTS, EMPLOYEES, REPRESENTATIVES, DIRECTORS AND OFFICERS, RELATING TO OR ARISING OUT OF TITLE TO THE UNIT (INCLUDING ALL IMPLIED WARRANTIES), AND PURCHASER HEREBY AGREES TO PROCEED SOLELY AND EXCLUSIVELY AGAINST THE TITLE COMPANY IN THE EVENT OF ANY SUCH CLAIM. THIS WAIVER AND RELEASE SHALL SURVIVE THE CLOSING;

(iii) if applicable, assign the Parking Space(s) identified in the Basic Terms for the exclusive use of the Unit using the Parking Assignment;

(iv) deliver to Purchaser a copy of the limited warranty, attached hereto as Exhibit "D" (the "**Limited Warranty**"); and

(v) execute and deliver all other documents reasonably required by the Title Company to complete the Closing.

5.04. **Purchaser's Closing Obligations**. At the Closing, Purchaser will, at Purchaser's sole cost and expense:

(i) pay the Purchase Price in accordance with the terms and provisions of this Agreement in cash, in funds immediately available in Austin, Texas, by wire transfer to an account designated by the Title Company;

(ii) deliver to Seller a copy of the Limited Warranty executed by Purchaser;

(iii) deliver such evidence of Purchaser's authority to act hereunder as the Seller and the Title Company may reasonably require for Closing; and

(iv) execute and deliver all other documents reasonably required by the Title Company to complete the Closing.

5.05. Closing Costs. Unless otherwise expressly provided for in this Agreement all of the Closing costs and expenses shall be paid by Purchaser, including all costs of Purchaser's financing, if any, and a Closing document preparation fee payable to Seller equal to $450.00. Seller shall pay one half of the escrow fee, the cost of preparation of any release of lien (including filing fees for such release), Seller's own attorney's fees, if any, and other costs or expenses directly and expressly incurred by Seller. Additionally, if Purchaser uses a Preferred Lender to finance the acquisition of the Unit or uses cash funds to acquire the Unit, Seller hereby agrees to pay the basic premium for the Title Policy (not including the amendment of the survey exception or any other endorsement to the Title Policy). Otherwise all costs associated with the Title Policy shall be paid by the Purchaser. **PURCHASER IS ADVISED THAT PURCHASER MAY CHOOSE THE TITLE COMPANY THAT WILL ISSUE THE TITLE POLICY IN THE EVENT PURCHASER IS REQUIRED TO PAY ALL OF THE BASIC PREMIUM FOR THE TITLE POLICY.**

5.06. Adjustments at the Closing. Ad valorem taxes and assessments for the Unit for the calendar year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing Date, with the amount due on and after the Closing Date attributable to Purchaser. If actual ad valorem taxes for the Unit for the year in which the Closing occurs are not available at the Closing, proration of taxes shall be made on the basis reasonably determined by Seller, with a subsequent cash adjustment of such proration to be made between Seller and Purchaser, if necessary, when actual tax figures become available. This subsequent adjustment provision shall survive the Closing. At the Closing, Purchaser shall also pay: (i) an amount equal to three (3) months of the estimated monthly assessments applicable to the Unit as a working capital contribution payable to the Association which will not be applied as a credit against assessments otherwise due and payable by Purchaser under the Declaration; and (ii) an amount equal to two (2) months of the estimated monthly assessments applicable to the Unit and a prorated amount of the estimated monthly assessments if the Closing occurs in a partial month which will be applied as a credit against the estimated monthly assessments otherwise due and payable by Purchaser under the Declaration.

VI.
LIMITED WARRANTY

6.01. ASSIGNABLE WARRANTIES. AT CLOSING, SELLER WILL ASSIGN TO PURCHASER ALL ASSIGNABLE MANUFACTURER WARRANTIES ON EQUIPMENT AND CONSUMER PRODUCTS INCORPORATED INTO THE IMPROVEMENTS, SUCH AS REFRIGERATORS, RANGES, DISHWASHERS, AND OTHER APPLIANCES OR EQUIPMENT. SELLER MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE EQUIPMENT OR CONSUMER PRODUCTS AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OF USE FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTIES TO THE FULLEST EXTENT PERMITTED BY STATE OR FEDERAL LAW. PURCHASER UNDERSTANDS THAT THE WARRANTY PERIOD IS DEFINED IN EACH WARRANTY AND SHALL BEGIN TO RUN FROM A DATE WHICH MAY BE A DIFFERENT DATE THAN THE DATE OF CLOSING.

6.02. Disclaimer of Warranties; "As-Is, Where Is". Purchaser hereby acknowledges and agrees that: (i) to the extent permitted by law, and (ii) except for Seller's express written representations, warranties and covenants as may be expressly set forth in this Agreement, and the documents delivered to Purchaser at Closing, including but not limited to the warranty of title to be contained in the Deed and the Limited Warranty, the sale of the Unit and Common Elements appurtenant thereto shall be "AS IS", "WHERE IS" without representation or warranty, express or implied and with all faults. Without limiting the foregoing, Seller has not made, does not make, and specifically disclaims any and all representations, warranties, promises, covenants, agreements, or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present, or future, of, as to, concerning or with respect to the Unit, Common Elements, the Plans and Specifications, the Selections, Upgrades, or any other improvements within the Property, including but not limited to all implied warranties of fitness for a particular purpose, merchantability and habitability, all warranties imposed by statute, and all other implied or express warranties of any kind or character. Without limiting the generality of the foregoing, Seller hereby disclaims any and all express or implied warranties as to design, construction, view, sound and/or odor transmission, furnishing and equipping of the Unit, Common Elements, the Plans and Specifications, the Selections, Upgrades, or any other improvements within the Property, and the existence of molds, mildew, spores, fungi and/or other toxins within the Unit, Common Elements, the Plans and Specifications, the Selections, Upgrades or any other improvements within the Property. Seller has not given and Purchaser has not relied on or bargained for any such warranties. Purchaser further acknowledges that Purchaser has or will have the right to conduct its own independent examination of the Unit, Common Elements, the Plans and Specifications, the Selections, Upgrades, or any other improvements within the Property and is relying on that examination to satisfy itself as to the condition and status of the Unit, Common Elements, the Plans and Specifications, the Selections, Upgrades or any other improvements within the Property. Purchaser has not relied upon any representation of any person on behalf of or purported to be on behalf of Seller.

As to any warranty which cannot be disclaimed entirely, all secondary, incidental and consequential damages are specifically excluded and disclaimed (claims for such secondary, incidental and consequential damages being unavailable in the case of implied warranties which are disclaimed entirely above).

Purchaser acknowledges and agrees that Seller does not guarantee, warrant or otherwise assure, and expressly disclaims, any right to a view from the Unit or Common Elements, and/or natural light being available to the Unit.

Further, given the climate and humid conditions in Austin, Texas, molds, mildew, spores, fungi and/or other toxins may exist and/or develop within the Unit and Common Elements. Purchaser is hereby advised that certain molds, mildew, spores, fungi and/or other toxins may be, or if allowed to remain for a sufficient period may become, toxic and potentially pose a health risk. Purchaser shall be deemed to have assumed the risks associated with molds, mildew, spores, fungi and/or other toxins and to have released Seller from any and all liability resulting from same.

This *Section 6.02* will survive the termination of this Agreement and the Closing.

VII.
REMEDIES; DISPUTE RESOLUTION

7.01. **Seller Default**. In the event Seller fails or refuses to comply with Seller's obligations under this Agreement, then Purchaser must provide Seller with written notice of such default ("**Seller Default Notice**"). The Seller Default Notice must include a description of the default being alleged by Purchaser. Seller will have seven (7) days from receipt of the Seller Default Notice to cure any default specified therein, provided that in the case where such default cannot with due diligence be cured within such seven (7) day period, the Seller shall not be in default under this Agreement if Seller proceeds within such seven (7) day period to cure such default with all due diligence. If Seller fails, refuses, or is unable to cure the specified default within such period identified above, Purchaser may: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money and Upgrade Payment (if any) will be returned to Purchaser within three (3) business days; or (ii) enforce specific performance of this Agreement against the Seller, provided Purchaser provides Seller with written notice of Purchaser's election to enforce specific performance within sixty (60) days after expiration of the seven (7) day cure period set forth herein. Notwithstanding anything contained in this Agreement to the contrary, if Seller fails to comply with Seller's obligations under *Section 1.11* of this Agreement, Purchaser's sole and exclusive remedy will be to enforce specific performance of this Agreement against the Seller. Purchaser must bring a suit for specific performance on or before two (2) years and one (1) day from the date Purchaser's cause of action accrues. Upon termination of this Agreement, neither Seller nor Purchaser will have any further rights or obligations hereunder. Purchaser's rights under this *Section 7.01* are Purchaser's sole and exclusive remedies in the event Seller fails or refuses to comply with Seller's obligations under this Agreement. If Purchaser elects to terminate this Agreement as Purchaser's sole and exclusive remedy under this Agreement, Seller and Purchaser agree that the damages incurred by Purchaser from a Seller default are difficult to ascertain and that the Earnest Money and Upgrade Payment represents a fair and reasonable estimate of those damages. The receipt by Purchaser of the Earnest Money and Upgrade Payment is not intended as a penalty. The liquidated damages specified in this *Section 7.01* shall be retained by Purchaser in lieu of all other damages, claims and remedies to which Purchaser may be entitled pursuant to this Agreement. This *Section 7.01* shall survive the termination of this Agreement.

7.02. **Purchaser's Default**. In the event Purchaser fails or refuses to comply with Purchaser's obligations under this Agreement, then Seller must provide Purchaser with written notice of such default ("**Purchaser Default Notice**"). The Purchaser Default Notice must include a description of the default being alleged by Seller. Purchaser will have seven (7) days from receipt of the Purchaser Default Notice to cure any default specified therein. If Purchaser fails, refuses, or is unable to cure the specified default within such seven (7) day period, Seller may: (i) terminate this Agreement by written notice to Purchaser whereupon the Earnest Money will be immediately paid to the Seller; or (ii) enforce specific performance of this Agreement against the Purchaser. Upon termination of this Agreement neither Seller nor Purchaser will have any further rights or obligations hereunder. Seller's rights under this *Section 7.02* are Seller's sole and exclusive remedies in the event Purchaser fails or refuses to comply with Purchaser's obligations under this Agreement. If Seller elects to terminate this Agreement as Seller's sole and exclusive remedy under this Agreement, Seller and Purchaser agree that the damages incurred by Seller from a Purchaser default are difficult to ascertain and that the Earnest Money (and retention of the Upgrade Payment, if any) represents a fair and reasonable estimate of those damages. The receipt by

Seller of the Earnest Money (and retention of the Upgrade Payment, if any) is not intended as a penalty. The liquidated damages specified in this *Section 7.02* shall be retained by Seller in lieu of all other damages, claims and remedies to which Seller may be entitled pursuant to this Agreement. This *Section 7.02* shall survive the termination of this Agreement.

7.03. **Release of Earnest Money**. If either Purchaser or Seller becomes entitled to the Earnest Money as a result of a default under the terms and provisions of this Agreement, Purchaser, Seller or the Title Company may send a written release of the Earnest Money to the other parties, and each of the other parties shall execute a counterpart of the release and deliver the executed release of the Earnest Money to the Title Company. If either Purchaser or Seller fails to execute the release of the Earnest Money then the other party may make a written demand to the Title Company for payment of the Earnest Money. If Purchaser or Seller individually makes such written demand for the Earnest Money, the Title Company shall promptly provide a copy of the demand to the non-demanding party. If the Title Company does not receive a written objection to the demand from the non-demanding party within fifteen (15) days, the Title Company may disburse the Earnest Money to the party making demand. If the Title Company complies with the provisions of this *Section 7.03*, Purchaser and Seller shall each release the Title Company from all claims related to the disbursement of the Earnest Money hereunder. Notwithstanding the foregoing procedures, if Seller becomes entitled to the Earnest Money as a result of a Purchaser default under the terms and provisions of this Agreement, Seller may alternatively provide to the Title Company an affidavit or written certification signed by an authorized representative of the Seller which affidavit or certification states that Purchaser is in default after Seller has provided the Purchaser Default Notice and expiration of the cure period set forth in *Section 7.02*. Upon receipt of the affidavit or written certification described in the previous sentence, the Title Company will immediately release the Earnest Money to the Seller. If the Title Company complies with the provisions of this *Section 7.03*, Purchaser and Seller shall each release the Title Company from all claims related to the disbursement of the Earnest Money hereunder. This *Section 7.03* shall survive the termination of this Agreement.

VIII.
MISCELLANEOUS PROVISIONS

8.01. **Notices**. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received or, if earlier and regardless of whether actually received, two (2) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the addressee. Notice may additionally be provided by electronic mail transmission so long as a copy of such notice is promptly forwarded by one of the other means described above and the electronic mail notice shall be deemed delivered when actually received. In addition, and notwithstanding any provision in this *Section 8.01* to the contrary, Seller or Seller's representative may provide the Closing Notice pursuant to *Section 5.01* and the notification of the Inspection Date pursuant to *Section 3.06* by electronic mail transmission and Seller is not required to provide such notices by mail. The Closing Notice and the notification of the Inspection Date provided by electronic mail transmission shall be deemed received by Purchaser on the date and time sent by Seller. The proper addresses and electronic mail addresses for Seller and Purchaser are as provided in the Basic Terms of this Agreement. Each party to this Agreement shall have the right to change its address hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

8.02. **Subordination**. Purchaser agrees that all the rights of Purchaser pursuant to the terms and conditions of this Agreement are and shall be subject and subordinate to the lien of any mortgage now existing or hereafter made to finance the acquisition of the real property described in the Declaration and the cost of construction and other costs during construction of the improvements thereon and to any and all advances made thereon and to any and all sums which may become a lien pursuant to the terms of such mortgage or any other agreement relating to the acquisition of such real property and construction of such improvements, including cost of services provided incidental to such construction. The subordination of Purchaser's rights as herein provided shall be self-operating and no further instrument of subordination shall be required. In confirmation of such subordination, Purchaser agrees to promptly execute and deliver any instrument that the holder of any mortgage as above described or its successors in interest may require to evidence such subordination, and Seller agrees that any liens referenced in this *Section 8.02* shall be released with respect to the Unit at or prior to the Closing. If any holder of any mortgage, its designee or another lender (collectively, "**New Owner**") forecloses on, accepts a deed-in-lieu of foreclosure with respect to or otherwise becomes the owner of the Unit, Purchaser agrees to recognize any New Owner that assumes this Agreement in its entirety as "Seller" hereunder, comply with, observe and perform all of Purchaser's obligations hereunder and accept conveyance of the Unit by New Owner pursuant hereto. This *Section 8.02* shall survive the Closing.

8.03. **Governing Law**. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW) APPLICABLE TO A CONTRACT EXECUTED AND PERFORMABLE IN SUCH STATE. Venue for any action hereunder shall be in Travis County, Texas.

8.04. **Time is of the Essence**. With respect to all provisions of this Agreement, time is of the essence. Notwithstanding the foregoing, if the last day of any time period stated herein shall fall on a Saturday, Sunday or a bank holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or a bank holiday.

8.05. **Further Assurances and Corrections**. From time to time at the request of Seller, Purchaser will promptly correct any defect, error or omission that may be discovered in the contents of this Agreement or in the execution or acknowledgement thereof.

8.06. **Assignment**. Purchaser shall not have the right to assign, transfer, pledge, mortgage or encumber this Agreement or its rights contained in this Agreement without Seller's prior written consent and any purported attempt to do so shall constitute a default by Purchaser under the terms and provisions of this Agreement. Without the consent of or notice to Purchaser, Seller shall have the right to assign, transfer, pledge, mortgage or encumber this Agreement or its rights and obligations contained in this Agreement and, if the assignee assumes the obligations of Seller under this Agreement, Seller shall be automatically released and shall have no further obligations under this Agreement or any documents delivered pursuant to this Agreement. This provision shall survive the termination of this Agreement and the Closing.

8.07. **Entire Agreement**. THIS AGREEMENT (INCLUDING ALL EXHIBITS AND ADDENDA ATTACHED HERETO AND/OR EXECUTED BY THE PARTIES CONTEMPORANEOUSLY

HEREWITH) EMBODIES AND CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS AND STATEMENTS (ORAL OR WRITTEN) ARE MERGED INTO THIS AGREEMENT. NEITHER THIS AGREEMENT NOR ANY PROVISION HEREOF MAY BE WAIVED, MODIFIED, AMENDED, DISCHARGED OR TERMINATED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF SUCH WAIVER, MODIFICATION, AMENDMENT, DISCHARGE OR TERMINATION IS SOUGHT AND THEN ONLY TO THE EXTENT SET FORTH IN SUCH INSTRUMENT. NO BROKER, SALESMAN, EMPLOYEE OR AGENT OF SELLER HAS AUTHORITY TO MODIFY THE TERMS HEREIN NOR ANY AUTHORITY WHATSOEVER TO MAKE ANY REFERENCE, REPRESENTATION OR AGREEMENT NOT CONTAINED IN THIS AGREEMENT AND NO REFERENCE, REPRESENTATION OR AGREEMENT NOT CONTAINED HEREIN SHALL BE BINDING UPON SELLER OR IN ANY WAY AFFECT THE VALIDITY OF THIS AGREEMENT OR FORM ANY PART HEREOF. PURCHASER ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ANY BROKER, ITS AGENTS OR EMPLOYEES OR IN ANY MARKETING OR OTHER MATERIALS IN ORDER TO INDUCE PURCHASER TO ENTER INTO THIS AGREEMENT, OTHER THAN AS EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT NEITHER SELLER, ANY BROKER, NOR ITS AGENTS OR EMPLOYEES HAVE (I) MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER OF THE INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, OF THE UNIT; (II) RENDERED ANY ADVICE OR EXPRESSED ANY OPINIONS TO PURCHASER REGARDING ANY TAX CONSEQUENCES OF OWNERSHIP OF THE UNIT OR APPURTENANT COMMON ELEMENTS OR (III) MADE ANY STATEMENT OR REPRESENTATION NOT SET FORTH IN THIS AGREEMENT, INCLUDING ANY STATEMENT OR REPRESENTATION AS TO THE VIEWS FROM THE UNIT NOT BEING IMPACTED IN THE FUTURE. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ AND UNDERSTANDS EACH AND EVERY PART OF THIS AGREEMENT. THE PROVISIONS OF THIS *SECTION 8.07* SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE CLOSING.

8.08. **Counterpart Execution**. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. An electronic signature of Purchaser or Seller shall be the same as an original signature for all purposes hereunder.

8.09. **Headings; Construction**. The headings that have been used throughout this Agreement have been inserted for convenience or reference only and shall not be used for the purpose of interpreting this Agreement. The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to this entire Agreement and not to any particular provision or section. The word "including" shall be deemed to be followed by the words "but not limited to."

8.10. **Invalid Provisions**. If any one or more of the provisions of this Agreement or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and

enforceable and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

8.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person other than the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.12. Further Acts. In addition to the acts recited in this Agreement to be performed by Seller and Purchaser, Seller and Purchaser agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

8.13. Exhibits. All Exhibits attached hereto are made a part hereof for all purposes the same as if set forth herein verbatim, it being expressly understood that if any Exhibit attached hereto which is to be executed and delivered at the Closing contains blanks, the same shall be completed in accordance with the terms and provisions contained herein and as contemplated herein prior to or at the time of execution and delivery thereof.

8.14. Attorney's Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Agreement, the defaulting party shall reimburse the non-defaulting party for reasonable attorney's fees and costs. The provisions of this *Section 8.14* shall survive the termination of this Agreement and the Closing.

8.15. Credit Report. PURCHASER AUTHORIZES SELLER TO ORDER, OBTAIN AND REVIEW A CREDIT REPORT RELATING TO PURCHASER.

8.16. Confidentiality. Purchaser will not disclose the Purchase Price for the Unit or the terms of this Agreement during the Sales Restriction Period without Seller's prior written consent, which consent may be withheld by Seller for any reason whatsoever. The provisions of this *Section 8.16* shall survive any termination of this Agreement and Closing, but such survival shall terminate upon the expiration of the Sales Restriction Period.

8.17. Control of Purchaser. **[THIS SECTION IS NOT APPLICABLE TO ANY PURCHASER WHO IS AN INDIVIDUAL (i.e., a natural person)]**.

As of the date hereof, Compound Asset Management, Inc. (the "**Beneficial Owner**") is in Control (as defined below) of Purchaser. Purchaser shall not permit any transfer of a direct or indirect interest in Purchaser to any person if such transfer would result in the Beneficial Owner no longer having Control of Purchaser without first obtaining the prior written approval of Seller. Any attempted transfer of a direct or indirect interest in Purchaser that would result in the Beneficial Owner no longer having Control of Purchaser without first obtaining the prior written approval of Seller shall constitute a default by Purchaser under this Agreement. The provisions of this *Section 8.17* shall survive Closing, but such survival shall terminate upon the expiration of the Sales Restriction Period.

For purposes of this Agreement, "Control" or any derivation thereof, means the possession, directly or indirectly, of the right, power, and authority to direct or cause the direction of the acts and activities of Purchaser pursuant to the terms and provisions of this Agreement and to otherwise discharge Purchaser's obligations under this Agreement. During the term of this Agreement all acts of Purchaser related to and pursuant to the terms and provisions of this Agreement shall be by and through the Beneficial Owner only.

8.18. **Special Provisions Regarding National Security**. Purchaser hereby represents and warrants to Seller that neither Purchaser, nor any of its beneficial owners or affiliated entities is a "Prohibited Person" (as hereinafter defined) with whom a "U.S. Person" (as hereinafter defined) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders or the "Lists" (as hereinafter defined). Purchaser further represents and warrants to Seller that neither Purchaser, nor any of its beneficial owners or affiliated entities (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the U.S. would be predicate crimes to money laundering, or any violation of any "Anti-Money Laundering Laws" (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. Purchaser further represents and warrants to Seller that Purchaser is in compliance with any and all applicable provisions of the "Patriot Act" (as hereinafter defined). Purchaser represents and warrants that it has taken such measures as are required by law to ensure that the funds used to pay the Purchase Price, the Earnest Money and the Upgrade Payment, if any, are derived from permissible sources and transactions that do not violate U.S. law and, to the extent such funds originate outside the U.S., do not violate the laws of the jurisdiction in which they originated. If Purchaser obtains knowledge that Purchaser, or any of its beneficial owners or affiliated entities, or the employees of any such parties, becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving Anti-Money Laundering Laws, then Purchaser shall immediately notify the other party upon receipt of knowledge of such events.

"**Prohibited Person**" means an entity, organization or individual that has been designated by U.S. law, executive order or sanction regulations of OFAC as an entity, organization or individual with whom U.S. Persons may not transact business or must limit their interactions to those approved by OFAC. A "**U.S. Person**" is a citizen of the United States of America, an entity organized under the laws of the United States of America, its territories or any of the several states, or any entity having its principal place of business within the United States of America or any of its territories. "**List**" means any list published by OFAC (including those executive orders and lists published by OFAC with respect to Prohibited Persons), including the Specially Designated Nationals and Blocked Persons list. "**OFAC**" is the Office of Foreign Assets Control, U.S. Department of the Treasury. "**Anti-Money Laundering Laws**" shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; or (c) are designed to disrupt the flow of funds to

terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "**Patriot Act**"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., and the sanction regulations promulgated by OFAC pursuant thereto, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

8.19. **Utility Related Matters**. Purchaser shall be responsible, at Purchaser's sole cost and expense, for all utility deposits and account transfer fees incurred in connection with the delivery of utility services to the Unit. In addition, Purchaser will also be responsible, at Purchaser's sole cost and expense, for all inspection fees and other governmental fees or charges of any kind or nature associated with Purchaser's ownership of the Unit after Closing. Purchaser understands and hereby acknowledges that Seller will retain all reimbursements from any utility service provider to the extent such reimbursements relate to improvements within the Property constructed by Seller.

8.20. **Leasing**. Purchaser acknowledges and agrees that the Declaration contains restrictions on leasing units, including a limit on the number of units that may be leased and requiring a leasing permit to permissibly lease a unit. Purchaser intends to occupy the Unit AND will not be requesting a leasing permit at Closing unless Purchaser selected 'investment' as Purchaser's 'Use of the Unit' in the Basic Terms of this Agreement.

8.21. **RELEASE & INDEMNITY FOR CONSTRUCTION HAZARDS**. Purchaser acknowledges that potential safety and health hazards may be present during construction on the Property and agrees that Purchaser's entry on to the construction site is at Purchaser's own risk. PURCHASER RELEASES, INDEMNIFIES, AND HOLDS SELLER HARMLESS FROM ALL CLAIMS, DEMANDS, OR CAUSES OF ACTION ARISING IN FAVOR OF PURCHASER OR ANY THIRD PARTY AFFILIATED WITH PURCHASER ON ACCOUNT OF BODILY INJURY, DEATH, OR DAMAGE TO PROPERTY IN ANY WAY OCCURRING OR INCIDENT TO THE CONSTRUCTION CONDITION OF THE PROPERTY. PURCHASER GRANTS THIS RELEASE AND INDEMNITY TO SELLER REGARDLESS OF WHETHER SELLER OR ITS AGENTS OR EMPLOYEES ARE PARTLY OR SOLELY NEGLIGENT. This provision survives Closing or termination of this Agreement.

EXHIBIT "A"

SIGNED AT CLOSING

PARKING ASSIGNMENT

AFTER RECORDING RETURN TO:
ROBERT D. BURTON, ESQ.
WINSTEAD PC
401 CONGRESS AVE., SUITE 2100
AUSTIN, TEXAS 78701

ASSIGNMENT OF PARKING
44 EAST AVE CONDOMINIUMS

A Residential Condominium Located in Travis County, Texas

DECLARANT: 44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company

Cross Reference to Declaration of Condominium Regime for 44 East Ave Condominiums, recorded as Document No.____________________in the Official Public Records of Travis County, Texas, as may be amended from time to time.

PARKING ASSIGNMENT
44 EAST AVE CONDOMINIUMS

This Parking Assignment is made by **44 EAST AVENUE DEVELOPMENT LLC,** a Delaware limited liability company ("**Declarant**"), and is as follows:

A. Declarant previously executed that certain Declaration of Condominium Regime for 44 East Ave Condominiums (the "**Regime**") recorded as Document No.________________, in the Official Public Records of Travis County, Texas, as may be amended from time to time (collectively, the "**Declaration**").

B. In accordance with *Section 3.14* of the Declaration, Declarant reserved the right to designate and assign portions of the "Common Elements" (as defined in the Declaration) as parking for the exclusive use of any owner of a condominium unit within the Regime.

C. Declarant hereby designates the parking space(s) identified as____ on the Plat and Plans in the Declaration for the exclusive use of Unit (the "**Unit**") within the Regime.

D. This assignment may not be terminated or modified without the consent of the Declarant during the Development Period, the Association, and the owner of the Unit.

E. Use of the parking space(s) is subject to rules and regulations adopted from time to time by the Association.

F. Terms used but not defined in this instrument shall have the meaning ascribed to such terms in the Declaration.

[SIGNATURE PAGE AND ACKNOWLEDGEMENT FOLLOW]

EXECUTED to be effective on the______day of____________, 20____.

DECLARANT:

44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company

By:_________________________________
Printed Name: _________________________
Title: ______________________________

THE STATE OF TEXAS §
§
COUNTY OF_________§

This instrument was acknowledged before me this_____day of_________________, 20____, by __________________, the____________________of 44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company, on behalf of such limited liability company.

(SEAL)

____
Notary Public Signature

EXHIBIT "B"

FLOOR PLAN DEPICTION

[ATTACHED]

PURCHASER:
SELLER:

EXHIBIT "C"

SIGNED UPON CLOSING

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER

Special Warranty Deed

STATE OF TEXAS §
§ KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF TRAVIS §

THAT, 44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company ("Grantor"), the owner of Unit____of 44 East Ave Condominiums, a condominium regime (the "Residence"), created under and pursuant to that certain Declaration of Condominium Regime for 44 East Ave Condominiums recorded as Document No.__________________in the Official Public Records of Travis County, Texas, for and in consideration of good and valuable consideration paid by ______________________________________, a______________________________(whether one or more, "Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee the property, situated in Travis County, Texas, and being described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes, together with an undivided interest, appurtenant to the Residence, in and to the Common Elements (as defined on Exhibit "A" attached hereto).

TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in anywise appertaining thereto and with all improvements located thereon (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to as the "Subject Property").

This conveyance is made subject and subordinate to the encumbrances and exceptions ("Permitted Exceptions") described in Exhibit "A-1", attached hereto and incorporated herein by reference for all purposes, but only to the extent they affect or relate to the Subject Property and without limitation or expansion of the scope of the special warranty herein contained.

TO HAVE AND TO HOLD the Subject Property, subject to the Permitted Exceptions as aforesaid, unto Grantee and Grantee's heirs, executors, administrators, personal representatives, successors and assigns forever; and Grantor does hereby bind Grantor and Grantor's heirs, executors, administrators, personal representatives, successors and assigns to WARRANT and FOREVER DEFEND, all and singular, the Subject Property, subject to the Permitted Exceptions, unto Grantee and Grantee's heirs,

executors, administrators, personal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Subject Property for the current calendar year and all subsequent years; there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS DEED, THE CONDOMINIUM INFORMATION STATEMENT AND THE LIMITED WARRANTY PROVIDED IN CONNECTION HEREWITH, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE SUBJECT PROPERTY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE IS ACQUIRING THE SUBJECT PROPERTY "AS IS" AND "WHERE IS," AND THAT, TO THE EXTENT ALLOWED BY APPLICABLE LAW, GRANTOR HAS DISCLAIMED ANY AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, HABITABILITY, AND FITNESS FOR A PARTICULAR USE OR PURPOSE.

[*Signature Page Follows*]

PURCHASER: ML
SELLER: BS

EXECUTED as of the_______day of_______________, 20_.

DECLARANT:

44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company

By:_______________________________________
Printed Name: _____________________________
Title: ____________________________________

THE STATE OF TEXAS §
§
COUNTY OF_________§

This instrument was acknowledged before me this_____day of_________________, 20____, by __________________, the_____________________of 44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company, on behalf of such limited liability company.

(SEAL)

____
Notary Public Signature

GRANTEE'S ADDRESS FOR TAX NOTICES:

____

____

Unit___, ______________________________

____

EXHIBIT "A" TO SPECIAL WARRANTY DEED

Property Description

The Subject Property consists of Unit________of 44 East Ave Condominiums, a Condominium Regime in Travis County Texas, created pursuant to that certain Declaration of Condominium Regime for 44 East Ave Condominiums recorded as Document No. _____________________, of the Official Public Records of Travis County, Texas, as amended from time to time (collectively, the "Declaration"), together with an undivided interest in the Common Elements (as defined in the Declaration) appurtenant thereto.

BS

EXHIBIT "A-1" TO SPECIAL WARRANTY DEED

Permitted Exceptions

BS

EXHIBIT "D"

SIGNED UPON CLOSING

LIMITED WARRANTY RECEIPT AND ASSIGNMENT OF MANUFACTURER'S WARRANTIES

Purchaser: ______________________________

Closing Date:____________________, ______

Unit Number:__________(the "Residence")

Purchaser acknowledges receipt of the Limited Warranty attached as Attachment 1. Purchaser further acknowledges that, pursuant to the Limited Warranty, Seller hereby assigns to Purchaser all manufacturer warranties covering Consumer Products (as such term is used and defined by the Federal Trade Commission) that are covered by the Magnuson-Moss Warranty Act when sold as part of the Residence.

Purchaser has conducted a pre-closing orientation of the Residence, the appliances, and additional installations, fixtures and features of the Residence, and has completed a pre-closing checklist. The pre-closing orientation was conducted by Purchaser with representatives of Seller. Purchaser accepts the Residence, the appliances, and additional installations, fixtures and features of the Residence, subject to completion of the punch-list items agreed by Seller and identified in the pre-closing checklist, in their present state, including acceptance of the brand, type, model, color, finish, dimensions, features, and installation location or placement.

EXECUTED and delivered as of the date of the last signature below.

PURCHASER:

____
Purchaser 1's Signature

Printed Name:______________________________
Date of Execution:___________________________

____
Purchaser 2's Signature

Printed Name:______________________________
Date of Execution:___________________________

PURCHASER:
SELLER:

SELLER:

44 EAST AVENUE DEVELOPMENT LLC,
a Delaware limited liability company

By:_________________________________
Printed Name: _______________________
Title: _______________________________

THE STATE OF TEXAS §
§
COUNTY OF ________ §

This instrument was acknowledged before me this day of ________________, 20____, by____________________, the_______________________of 44 EAST AVENUE DEVELOPMENT LLC, a Delaware limited liability company, on behalf of such limited liability company.

(SEAL)

____
Notary Public Signature

ATTACHMENT 1

Unit: ________________

LIMITED WARRANTY ADDENDUM

This limited warranty ("**Limited Warranty**") constitutes the sole and only warranty regarding the labor and materials used in the construction of above-described Unit (collectively, the "**Subject Property**") pursuant to the provisions of that certain Agreement of Sale and Purchase between Purchaser and Seller.

Seller warrants that all construction and materials incorporated in and made a part of the Subject Property shall remain free from material defect in workmanship and quality for a period of one (1) year from the date of Closing. A "material defect" means a defect that either fails to conform to the latest version of the plans and specifications for the Subject Property as of the date of this Limited Warranty or fails to conform to the standard of quality of construction of residential condominiums prevalent in Travis County, Texas as of the date of this Limited Warranty. Purchaser must give Seller written notice of any material defect within ten (10) days after Purchaser's discovery of the defect; provided, in any event that such notice must be given prior to expiration of this Limited Warranty. Any such notice shall be addressed to Seller at the address set forth below or such other address for notice furnished to Purchaser in writing. Purchaser's sole remedy (in lieu of all remedies implied by law or otherwise) against Seller in connection with such material defects shall be to require Seller to correct the defect in material or workmanship. Seller shall determine, in Seller's sole discretion, whether any material defect covered by this Limited Warranty shall be repaired or replaced.

Consumer Products (as such term is used and defined by the Federal Trade Commission) that are covered by the Magnuson-Moss Warranty Act when sold as part of a home are EXCLUDED from this Limited Warranty. Such Consumer Products are covered solely to the extent of any manufacturers' and/or suppliers' warranties. Seller hereby assigns to Purchaser all manufacturer warranties covering such Consumer Products used in the Unit and transferred to Purchaser by virtue of Purchaser's purchase of the Unit. Purchaser's sole remedy for the malfunction or defect in materials or workmanship of equipment or appliances installed in the Subject Property by Seller or its agents or subcontractors ("**Installers**"), are specifically limited to the warranty provided by the manufacturer of such equipment or appliance, unless such claimed defect is or was caused by installation by Installers, in which event, this Limited Warranty applies. For purposes of illustration and not by way of limitation, such appliances and equipment include the following: refrigerators, freezers, ice makers, microwave ovens, conventional ovens, range tops, dishwashers, garbage disposals, trash compactors, clothes washers and dryers, heating and air conditioning units, hot water heaters, garage door openers, intercom systems, security systems and audio and video equipment.

This Limited Warranty gives Purchaser specific legal rights and Purchaser may also have other rights under Texas law.

PURCHASER: ______
SELLER: BS

The following are limitations to or exceptions from the warranty:

A. All claims under this warranty MUST BE MADE IN WRITING and delivered to Seller prior to expiration of this Limited Warranty. The written notice must identify the nature of the defect, the date the defect first occurred, the loss or damage claimed, the times that the Seller may have access to the Subject Property to inspect the loss or damage and, if necessary, take corrective action.

Purchaser must:

1) Contact Seller, or its representatives, in the most expeditious manner possible;

2) Do everything reasonably within the Purchaser's power to mitigate any damage being caused by the problem;

3) Mitigation must be accomplished with prudence and with due regard for relative costs. Seller shall only bear those Purchaser-incurred costs that are reasonable and competitive in the opinion of Seller.

B. Seller must be given reasonable time to correct defects to allow subcontractors and vendors to correct defects. Purchaser acknowledges that work and materials originally supplied through subcontractors and vendors may be warranted to Seller by the subcontractors and vendors. Service by these third parties is not one hundred percent (100%) under the control of Seller and may not always be as prompt as desired by Purchaser or Seller.

C. No wood items (other than doors, windows, wood cabinets and countertops) are guaranteed against warping, splitting, shrinking or other characteristics known to be common to wood at this particular locale and climate.

D. Cosmetic cracks in sheetrock, wood trim, caulking, stucco, or tile grout joints caused by the normal drying out and settling of construction are not covered under this warranty. Cosmetic cracks or separation in the surface of ceramic tile installed directly on to the concrete foundation or wood floor or concrete on metal decking caused by normal expansion and contraction of the foundation and framing are not covered under this warranty. Exposed concrete is not warranted against cosmetic cracking or variations in color.

E. All items which were contracted for directly by Purchaser, whether administered by Seller or not, are NOT warranted by Seller. This exclusion includes modifications or changes to the original construction.

F. Any item which is a change order to the standard specifications but are performed at cost, without profit or at minimal charge as an accommodation to Purchaser, carry no warranty by Seller.

PURCHASER: ______
SELLER: BS

G. This Limited Warranty is personal to Purchaser and may not be assigned. No assignment shall be permitted without the prior written consent of Seller.

The introduction of excessive water into the Subject Property will invalidate this limited warranty. Normal settling of the Subject Property within tolerances generally acceptable under the building standards in effect for the geographic area in which the Subject Property is situated will not be deemed a violation of this limited warranty.

FOR BREACH OF THIS LIMITED WARRANTY, DAMAGES INCURRED BY PURCHASER ARE LIMITED TO THE LESSER OF THE COST TO REPAIR OR REPLACE THE DEFECTIVE ITEM OR THE DECREASE IN THE MARKET VALUE OF THE ITEM AFFECTED BECAUSE OF THE DEFECT. IN NO CASE SHALL SELLER BE LIABLE TO PURCHASER FOR PUNITIVE, INCIDENTAL, SPECULATIVE OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OF THIS LIMITED WARRANTY.

SELLER DISCLAIMS ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED (OTHER THAN THE WARRANTY OF TITLE SET FORTH IN THE DEED FOR THE UNIT), INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR USE, REGARDING THE IMPROVEMENTS, FIXTURES, EQUIPMENT, MATERIALS, OR OTHER PROPERTY LOCATED ON OR BEING A PART OF THE REAL PROPERTY SOLD TO PURCHASER PURSUANT TO THE PURCHASE AND SALE AGREEMENT. NO SAMPLE OR MODEL HAS BEEN MADE PART OF THE BASIS OF THE BARGAIN OR HAS CREATED OR AMOUNTED TO AN EXPRESS WARRANTY THAT THE WHOLE OF THE GOODS WOULD CONFORM TO ANY SUCH SAMPLE OR MODEL.

PURCHASER, BY SIGNING THIS LIMITED WARRANTY, WAIVES ANY CLAIM OR CAUSE OF ACTION AGAINST SELLER AND ANY CONTRACTORS OR VENDORS HIRED BY SELLER UNDER ANY THEORY OF IMPLIED WARRANTY OF GOOD AND WORKMANLIKE CONSTRUCTION AND THAT ANY SUCH IMPLIED WARRANTY, TO THE EXTENT IT EXISTS IN TEXAS, IS EXPRESSLY REPLACED BY THE TERMS OF THIS LIMITED WARRANTY.

SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER SPECIFICALLY WAIVES AND RELEASES SELLER AND ANY CONTRACTORS OR VENDOR HIRED BY SELLER FROM, ANY CLAIMS OR LIABILITY FOR INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES TO ANY PERSON OR REAL OR PERSONAL PROPERTY, INCLUDING THE REAL PROPERTY UNDERLYING THE REGIME, RESULTING FROM A DEFECT OR FLAW IN ANY CONSTRUCTION OR MATERIALS.

SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING ANY GEOLOGICAL OR ENVIRONMENTAL MATTERS AND SPECIFICALLY EXCLUDES GEOLOGICAL AND ENVIRONMENTAL MATTERS FROM THIS LIMITED WARRANTY.

PURCHASER HEREBY ACKNOWLEDGES AND ACCEPTS SUCH DISCLAIMERS AND WAIVES ANY AND ALL RIGHTS PURCHASER MAY HAVE BY VIRTUE OF THE REPRESENTATIONS AND WARRANTIES DISCLAIMED. EXCEPT AS OTHERWISE

PURCHASER: ______
SELLER: BS

PROVIDED IN THIS LIMITED WARRANTY, PURCHASER ASSUMES THE RISK OF DAMAGE OCCURRING ON OR IN THE SUBJECT PROPERTY AFTER THE CLOSING, REGARDLESS OF THE CAUSE.

*NOTE: This Limited Warranty has been prepared to comply with the disclosure requirements of the federal Magnuson-Moss Warranty - Federal Trade Improvement Act (15 U.S.C. § 2301, as amended).

PURCHASER: ______
SELLER: BS